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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 27, 1999

                          MICHAEL PETROLEUM CORPORATION

             (Exact name of registrant as specified in its charter)

            Texas                       333-52263*              76-0510239
-------------------------------- ------------------------ ---------------------
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
        incorporation)                                      Identification No.)

13101 Northwest Freeway, Suite 320                               77040
Houston, Texas
----------------------------------------------------------- -------------------
(Address of principal executive                             (Zip Code)
offices)

Registrant's telephone number, including area code: (713) 895-0909



* The Commission File Number refers to a Form S-4 Registration Statement filed by the Registrant under the Securities Act of 1933 which was declared effective on July 22, 1998.

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Item 5.  Other Events

On August 27, 1999, Michael Petroleum Corporation (the "Company") reported that the Company's total proved natural gas and oil reserves as of June 30, 1999 consisted of 191.7 Bcf of natural gas and 1.49 MMBbls of oil (200.7
Bcfe), having an aggregate estimated PV-10 value of $184.7 million. The natural gas and oil reserves were comprised of proved developed reserves of
66.0 Bcf of natural gas and 475 MBbls of oil (68.9 Bcfe), and proved undeveloped reserves of 125.7 Bcf of natural gas and 1.012 MMBbls of oil (131.8 Bcfe). The PV-10 value of the June 30, 1999 natural gas reserves were computed using NYMEX strip pricing less an appropriate transportation and marketing adjustment as of August 16, 1999, wherein the average natural gas price for the six months ending December 31, 1999 was $2.693 per MMBtu. The assumed natural gas prices for the years ending December 31, 2000 and 2001, were $2.561 and $2.511 per MMBtu, respectively. The assumed natural gas price for the eight months ending August 31, 2002 was $2.516 per MMBtu. For periods after August 2002 the assumed natural gas price was escalated 3% per year to a maximum of $4.00 per MMBtu. Oil price assumptions were also based on the NYMEX strip as of August 16, 1999, with the average oil prices ranging from $14.72 per Bbl in July 1999 to $17.88 per Bbl in July 2002, net of basis differentials. After August 2002, the price of oil was also escalated 3% per year to a maximum of $40 per Bbl. Lease and well operating and capital costs were also escalated 3% per year after January 1, 2000. Because actual natural gas prices were not utilized and prices and costs were escalated and not held constant, the calculations of PV-10 value of proved reserves were not prepared in accordance with all of the requirements of applicable Securities and Exchange Commission rules and regulations.

This Form 8-K contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. The estimation of reserves requires substantial judgment on the part of petroleum engineers, resulting in imprecise determinations. Estimates of economically recoverable oil and natural gas reserves and of future net revenues necessarily depend on a number of variable factors and assumptions. There can be no assurance that the prices utilized in the reserve estimates will be realized over the period of production, that the estimated production volumes will be produced or that the proved undeveloped reserves will be developed during the period specified in the reserve estimates. The estimated reserves and future net revenues may be subject to material revision based upon production history, results of

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future development, prevailing oil and natural gas prices and other factors.
The PV-10 value of the Company's proved reserves mentioned above does not necessarily represent the current or fair market value of those proved reserves or the fair market value of the Company's proved oil and natural gas properties. Actual results may differ materially from the results estimated.

                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          MICHAEL PETROLEUM CORPORATION



                                          By:/s/ ROBERT L. SWANSON
                                          ----------------------------------
                                                 Robert L. Swanson
                                                 Vice President -- Finance


Dated:   August 27, 1999